Calculation of Filing Fee Tables
S-8
Entera Bio Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value NIS 0.0000769 per share, to be issued under the Entera Bio Ltd. 2018 Equity Incentive Plan	Other	4,808,931	$ 2.77	$ 13,320,738.87	0.0001381	$ 1,839.59
Total Offering Amounts:						$ 13,320,738.87		$ 1,839.59
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,839.59
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares, par value NIS 0.0000769 per share ("Ordinary Shares"), of Entera Bio Ltd. (the "Registrant") that become issuable under the Entera Bio Ltd. 2018 Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of the Registrant's outstanding Ordinary Shares. (2) Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low sales prices of an Ordinary Share as reported on the Nasdaq Capital Market on August 5, 2026. (3) Represents an automatic annual increase of an aggregate of 4,808,931 Ordinary Shares pursuant to (i) the increase on January 1, 2026 to the number of Ordinary Shares reserved for issuance under, and which annual increase is provided for in, the Plan and (ii) a one time additional increase of 2,500,000 shares to the number of Ordinary Shares reserved for issuance under the Plan approved by the Registrant's shareholders. (4) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources